Exhibit 99.1

For Immediate Release:	Contact:	Kenneth D. Masiello Chief Accounting Officer (203) 629-2726 Associated-Capital-Group.com

ASSOCIATED CAPITAL GROUP, INC.
Reports Third Quarter Results

•	Book Value per share of $39.51 vs. $38.36 at year-end 2018

•	AUM $1.7 billion vs. $1.6 billion at year end 2018

•	Completed Merger of G.research, LLC with Morgan Group on October 31, 2019

•	Semi-annual dividend of $0.10 per share declared

•	Board Approved $0.20 per share 2019 Charitable Program

Greenwich, CT, November 11, 2019 – Associated Capital Group, Inc. (“AC” or the “Company”) reported its financial results for the quarter ended September 30, 2019.

Commitment to Community

Our firm has long held the belief that generating returns for our stakeholders, while important, is not the only factor in measuring our corporate success.  The importance of the way we and others conduct business is a key facet of our principles.  As evidence of this, we have been involved in the field of responsible investing since 2015.  In our program of corporate giving, our shareholder designated charitable contribution program, AC shareholders select which organizations will be recipients of charitable grants.  This year, the majority of our shareholders registered their shares and were eligible to designate a 501(c)(3) organization.  With this year’s $4.5 million distribution, we have donated more than $15 million to over 160 charities across the United States since the inception of this program in 2015.  In September 2019, the Board declared an additional $0.20 per share shareholder designated charitable contribution to registered shareholders of record as of November 30, 2019.

Third Quarter Overview

Third quarter revenues were $5.1 million, $0.4 million higher than the third quarter of 2018.  Operating expenses of $8.1 million, were $0.1 million lower than the year ago quarter.  The operating loss declined to $3.0 million versus $3.5 million in last year’s third quarter.

Net investment and other non-operating income was $10.2 million, a $14.8 million increase from the $(4.6) million reported in the year ago quarter.  AC recorded an income tax expense of $1.6 million versus a tax benefit of $(0.9) million in comparable quarter of 2018.

Net income for the third quarter was $6.0 million, or $0.26 per share, compared to net loss of $(7.4) million, or $(0.32) per share, in the prior year’s quarter.

Financial Highlights
($000s except per share data or as noted)
(Unaudited)	Third Quarter		Year-to-date
	2019	2018	2019	2018

AUM - end of period (in millions)	$1,651	$1,619	$1,651	$1,619

Revenues	5,118	4,666	14,591	14,165
Operating loss	(3,009)	(3,499)	(14,036)	(11,195)
Investment and other non-operating income/(expense), net	10,155	(4,581)	51,902	(9,740)
Income/(loss) before income taxes	7,146	(8,080)	37,866	(20,935)
Net income/(loss)	5,951	(7,379)	28,166	(17,784)
Net income/(loss) per share – diluted	$0.26	$(0.32)	$1.25	$(0.77)
Shares outstanding at September 30 (thousands)	22,496	22,971	22,496	22,971

Financial Condition

As of September 30, 2019, AC’s book value was $889 million, or $39.51 per share versus $39.21 on June 30, 2019 and $38.36 per share at December 31, 2018.

Third Quarter Results of Operations

Assets Under Management (AUM)

Assets under management at September 30, 2019 were $1.7 billion, an increase of $44.0 million from June 30, 2019.  This increase reflects $48 million of net capital inflows, offset by a modest performance driven decline in the portfolios.

	September 30, 2019	June 30, 2019	December 31, 2018	September 30, 2018
(in millions)
Event Merger Arbitrage	$1,466	$1,422	$1,342	$1,466
Event-Driven Value	128	127	118	89
Other	57	58	60	64
Total AUM	$1,651	$1,607	$1,520	$1,619

Revenues

Total operating revenues for the three months ended September 30, 2019 were $5.1 million, an increase of $0.4 million from prior year period at $4.7 million.

-	Investment advisory fees of $2.8 million were unchanged from the prior year period.

-	Institutional research services revenue was $2.4 million, up $0.5 million from the prior year period.

Incentive fees are not recognized until the measurement period ends and the fee is crystalized, typically annually on December 31.  If the measurement period had ended on September 30, we would have recognized $5.3 million for the nine months ended September 30, 2019, a $2.3 million increase over the unrealized incentive fees for the nine months ended September 30, 2018.

Investment and other non-operating income/(expense), net

During the quarter, investment and other non-operating income/(expense), net resulted in a profit of $10.2 million compared to a loss of $4.6 million in the prior year quarter. Portfolio mark-to-market changes were a gain of $7.6 million and a loss of $(8.0) million in the 2019 and 2018 quarters, respectively.  This was driven by investment mark-to-market increases and declines in portfolio values in the 2019 and 2018 quarters, respectively, including a $1.1 million gain attributable to the GAMCO holding during 2019 vs a $11.9 million decline in the year ago quarter.  Interest and dividend income decreased to $2.6 million in the third quarter of 2019 from $3.4 million in the prior quarter.

Business and Investment Highlights

Alternative Investment Management

-	Event-Driven Asset Management

The alternative investment strategies focus on fundamental, active, event driven special situations and arbitrage.  It is led by merger arbitrage portfolios, the “Associates Funds” which returned an unleveraged +3.51% return net of fees (+5.17% gross) for the first nine months of 2019. This strategy benefits from corporate merger and acquisitions (“M&A”) activity which reached $2.8 trillion globally in the first nine months of 2019.  Healthcare, E&P and technology were the most active sectors for deals. Our arbitrage team expects dealmaking to remain vibrant as the drivers for M&A are unchanged. The strategy is offered domestically through partnerships and separately managed accounts.  Internationally, the strategy is offered through corporations and EU regulated UCITS structures.  The team continues to build new channel partnerships including managing the Gabelli Merger Plus Trust (“GMP”), an LSE-listed investment company.  While these initiatives serve to deepen and lengthen the franchise, they also broaden the client base globally.

-	Direct Investing Business

We launched our direct private equity and merchant banking activities in August 2017. Our objective is to partner with management teams to identify and surface value through strategic direction, operational improvements and financial structuring.  In this effort, we seek to collaborate with the management of target companies, establish common goals, support the restructuring and growth process, and more importantly, add value by bringing in creative capital solutions and our accumulated and compounded knowledge in selected industries.

Our direct investment business is developing along three core pillars; Gabelli Private Equity Partners, LLC (“GPEP”), formed in August 2017 with $150 million of authorized capital as a “fund-less” sponsor; the formation of Gabelli special purpose acquisition vehicles, the SPAC business (“SPAC”), with the initial vehicle launched and listed on the Italian Borsa in April 2018; and, the formation of Gabelli Principal Strategies Group, LLC. (“GPS”) to pursue strategic operating initiatives.  These businesses are organized to directly invest with a focus on leveraged buyouts and restructurings of small and mid-sized companies.   GPEP has the flexibility to form partnerships with former executives of global industrial conglomerates to create long-term value with no pre-determined exit timetable. The Gabelli SPAC business allows us to leverage our capital markets expertise through a direct investing vehicle.

Institutional Research Services

In May, our Board formed a special committee to negotiate a transaction between our institutional research services business, G.research and Morgan Group Holding Co., an affiliated entity. As a result of the combination, the institutional research business now trades separately from AC following the closing of the transaction on October 31, 2019 with AC owning 83.3%.

Included in AC’s consolidated income is G.research’s operating losses of $(5.9) million for the year ending December 31, 2018 and $(2.9) million for the nine months ending September 30, 2019.

Through G.research, we provide institutional research services and act as an underwriter. G.research is regulated by FINRA. G.research’s revenues are derived primarily from revenue generating institutional research services, sales manager fees, underwriting fees and selling concessions. On July 11, we co-hosted a conference on Rule 852(b)(6), the Dynamics and Implications for the Fund Industry.  Industry participants and members from the academic community covered a number of topics including “heartbeat trades” and innovations in the active ETF market. During the past quarter, G.research, in coordination with Gabelli Funds, also co-hosted the 25th Aerospace and Defense Conference in New York on September 5th.

The schedule of conferences for the fourth quarter include:

-	the 43rd Annual Gabelli Automotive Aftermarket Conference on November 4th – 6th

-	The Gabelli – Columbia Business School Healthcare Symposium on November 22nd.

In addition, G.research continues to sponsor non-deal roadshows providing corporate management access to our institutional clients.

For frequent, real-time updates from our research team on social media platforms, we invite you to visit GabelliTV, our jointly-operated online portal, at YouTube (www.youtube.com/GabelliTV) or Facebook (www.facebook.com/GabelliTV).

Shareholder Compensation

At its meeting on November 8, the Board of Directors declared a semi-annual dividend of $0.10 per share payable January 9, 2020 to shareholders of record on December 26, 2019.

During the third quarter, AC repurchased approximately 36,000 Class A shares at an average cost of $36.75 per share for a total outlay of $1.3 million.

Since the spin-off from GBL, AC has returned approximately $106 million to shareholders through share repurchases and exchange offers representing approximately 3.1 million shares in addition to dividends of approximately $16 million.

At September 30, 2019, there were 3.5 million Class A shares and 19.0 million Class B shares outstanding.  Of these, GGCP, a private company, owns approximately 15.5 thousand and 18.4 million Class A and Class B shares, respectively.

About Associated Capital Group, Inc.

 The Company operates its investment management business via Gabelli & Company Investment Advisers, Inc. (“GCIA” f/k/a Gabelli Securities, Inc.), its 100% owned subsidiary. GCIA and its wholly-owned subsidiary, Gabelli & Partners, collectively serve as general partners or investment managers to investment funds including limited partnerships, offshore companies and separate accounts. The Company primarily manages assets in equity event-driven strategies, across a range of risk and event arbitrage portfolios and earns management and incentive fees from its advisory activities. GCIA is registered with the Securities and Exchange Commission as an investment advisor under the Investment Advisers Act of 1940, as amended.

The Company operates its institutional research services business through an indirect majority-owned limited liability company of the Company. G.research is a broker-dealer registered under the Securities Exchange Act of 1934, as amended, that provides institutional research services and acts as an underwriter.

The Company also derives investment income/(loss) from proprietary trading of assets awaiting deployment in its operating businesses.

NOTES ON NON-GAAP FINANCIAL MEASURES

Operating Loss Before Management Fee

Operating loss before management fee expense represents a non-GAAP financial measure used by management to evaluate its business operations. We believe this measure is useful in illustrating the operating results of the Company as management fee expense is based on pre-tax income before management fee expense, which includes non-operating items including investment gains and losses from the Company’s proprietary investment portfolio and interest expense.  The management fee is calculated based on the year to date income before management fee and income taxes.  For the quarter ending September 2018, the losses from the second quarter were not recaptured during the nine month period and therefore, no management fee is recognized.

The reconciliation of operating loss to operating loss before management fee expense (non-GAAP) is provided below.

	Year-to-date
(In thousands)	2019	2018
Operating loss	$(14,036)	$(11,195)
Add: management fee expense	3,959	-
Operating loss before management fee	$(10,077)	$(11,195)

Table I

ASSOCIATED CAPITAL GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in thousands)

	September 30, 2019	December 31, 2018	September 30, 2018

ASSETS

Cash and cash equivalents	$350,934	$409,564	$348,887
Investments	541,174	439,875	557,143
Investment in GAMCO stock (3,016,501, 3,016,501 and 3,726,250 shares, respectively)	58,973	50,949	87,269
Receivable from brokers	23,702	24,629	18,352
Other assets	11,914	14,291	4,169
Deferred tax assets	4,403	9,422	-
Other receivables	2,025	5,703	5,169
Total assets	$993,125	$954,433	$1,020,989

LIABILITIES AND EQUITY

Payable to brokers	$10,557	$5,511	$13,325
Income taxes payable	3,888	3,577	827
Compensation payable	11,594	11,388	6,790
Securities sold short, not yet purchased	25,475	9,574	22,353
Accrued expenses and other liabilities	3,115	8,335	2,750
Sub-total	54,629	38,385	46,045

Redeemable noncontrolling interests (a)	49,699	49,800	51,119

Equity	888,797	866,248	923,825
Total equity	888,797	866,248	923,825

Total liabilities and equity	$993,125	$954,433	$1,020,989

(a)	Represents third-party capital balances in consolidated investment funds.

Table II

ASSOCIATED CAPITAL GROUP, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018

Investment advisory and incentive fees	$2,753	$2,805	$8,199	$7,949
Institutional research services	2,354	1,855	6,343	6,179
Other revenues	11	6	49	37
Total revenues	5,118	4,666	14,591	14,165

Compensation costs	4,808	5,907	$16,288	$17,812
Stock-based compensation	256	-	955	361
Other operating expenses	2,230	2,258	7,426	7,187
Total expenses	7,294	8,165	24,669	25,360

Operating loss before management fee	(2,176)	(3,499)	(10,078)	(11,195)

Investment gain/(loss)	7,606	(7,977)	42,351	(18,936)
Interest and dividend income from GAMCO	60	176	180	1,111
Interest and dividend income, net	2,489	3,220	9,372	8,085
Investment and other non-operating income/(expense), net	10,155	(4,581)	51,903	(9,740)

Income/(loss) before management fee and income taxes	7,979	(8,080)	41,825	(20,935)
Management fee	833	-	3,959	-
Income/(loss) before income taxes	7,146	(8,080)	37,866	(20,935)
Income tax expense/(benefit)	1,554	(858)	7,468	(4,204)
Net income/(loss)	5,592	(7,222)	30,398	(16,731)
Net income attributable to noncontrolling interests	(359)	157	2,232	1,053
Net income/(loss) attributable to Associated Capital Group, Inc.	$5,951	$(7,379)	$28,166	$(17,784)

Net income/(loss) per share attributable to Associated Capital Group, Inc.:
Basic	$0.26	$(0.32)	$1.25	$(0.77)
Diluted	0.26	(0.32)	1.25	(0.77)

Weighted average shares outstanding:
Basic	22,514	22,979	22,550	23,187
Diluted	22,514	22,979	22,550	23,187

Actual shares outstanding - end of period	22,496	22,971	22,496	22,971

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

The financial results set forth in this press release are preliminary. Our disclosure and analysis in this press release, which do not present historical information, contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements convey our current expectations or forecasts of future events. You can identify these statements because they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning. They also appear in any discussion of future operating or financial performance. In particular, these include statements relating to future actions, future performance of our products, expenses, the outcome of any legal proceedings, and financial results. Although we believe that we are basing our expectations and beliefs on reasonable assumptions within the bounds of what we currently know about our business and operations, the economy and other conditions, there can be no assurance that our actual results will not differ materially from what we expect or believe. Therefore, you should proceed with caution in relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance.

Forward-looking statements involve a number of known and unknown risks, uncertainties and other important factors, some of which are listed below, that are difficult to predict and could cause actual results and outcomes to differ materially from any future results or outcomes expressed or implied by such forward-looking statements.  Some of the factors that could cause our actual results to differ from our expectations or beliefs include a decline in the securities markets that adversely affect our assets under management, negative performance of our products, the failure to perform as required under our investment management agreements, and a general downturn in the economy that negatively impacts our operations. We also direct your attention to the more specific discussions of these and other risks, uncertainties and other important factors contained in our Form 10 and other public filings. Other factors that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We do not undertake to update publicly any forward-looking statements if we subsequently learn that we are unlikely to achieve our expectations whether as a result of new information, future developments or otherwise, except as may be required by law.